Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of SpartanNash Company (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the accounting period ended October 8, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

This Certificate is given pursuant to 18 U.S.C. § 1350 and for no other purpose.

Dated: November 10, 2016	/s/ Dennis Eidson
Dennis Eidson President and Chief Executive Officer
Dated: November 10, 2016	/s/ Christopher P. Meyers
Christopher P. Meyers Executive Vice President and Chief Financial Officer
Dated: November 10, 2016	/s/ Tammy R. Hurley
Tammy R. Hurley Vice President, Finance and Chief Accounting Officer

A signed original of this written statement has been provided to SpartanNash Company and will be retained by SpartanNash Company and furnished to the Securities and Exchange Commission or its staff upon request.